UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

July 15, 2009

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9302 Pittsburgh Avenue, Suite 210 Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.03 below with respect to the Asset Purchase Agreement (as defined below) is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

On July 16, 2009, Basin Water, Inc. (the “Company”) and Basin Water-MPT, Inc., a wholly owned subsidiary of the Company (“Basin MPT”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware. The Company remains in possession of its assets, and continues to manage and operate its business and properties, as debtor-in-possession, subject to the provisions of the Bankruptcy Code and the supervision and orders of the Bankruptcy Court.

In connection with the bankruptcy filing, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated July 15, 2009, with Amplio Filtration Holdings, Inc. (“Amplio”), an affiliate of the Amplio Group, an international operator and investor in renewable energy and liquid filtration businesses, which is described in detail below. The Company will use the cash flow from operations to provide working capital and financial resources necessary to allow business operations to continue as normal during the bankruptcy sale process, including meeting obligations to employees, vendors, customers and others.

Under the Asset Purchase Agreement, Amplio, upon the closing of the transactions contemplated thereby, will purchase substantially all of the Company’s assets and assume certain of the Company’s obligations associated with the purchased assets through a supervised sale under Section 363 of the Bankruptcy Code. The purchase price for such assets under the Asset Purchase Agreement is Two Million Dollars ($2,000,000) (the “Purchase Price”), subject to certain adjustments. Other than the Asset Purchase Agreement, there is no material relationship between the Company and Amplio. Consummation of the transactions contemplated by the Asset Purchase Agreement is subject to higher or better offers, approval of the Bankruptcy Court and customary closing conditions. As part of the Asset Purchase Agreement, the Company intends to file motions for orders granting authority to sell its assets to Amplio pursuant to Section 363 of the Bankruptcy Code, establishing bidding procedures, designating Amplio as the stalking horse bidder and setting a hearing date on the sale of the assets. Subject to Bankruptcy Court approval of the Asset Purchase Agreement bidding procedures, bids will not be considered qualified for the auction unless:

a) such bid is for an amount equal to or greater than the aggregate of the sum of the (i) $2.0 million, (ii) a breakup fee of $75,000 and an expense reimbursement of up to $350,000 and (iii) $50,000;

b) any overbid bids thereafter must be higher than the then existing bid in increments of not less than $50,000 in cash; and

c) a higher bid will be considered as qualified for the auction if such bid (i) is received by the Company in writing on or prior to the 35th day after the bankruptcy petition date; (ii) contains evidence that the person submitting it is financially capable of consummating the purchase; (iii) does not contain any material due diligence or financing contingencies; and (iv) includes a $300,000 good faith deposit.

Other bidding procedures applicable to the sale will be established pursuant to the order of the Bankruptcy Court.

The date the Company consummates a transaction other than the sale to Amplio, subject to the approval of the Bankruptcy Court, the Company shall immediately pay in cash to Amplio a breakup fee equal to $75,000 of the Purchase Price (the “Breakup Fee”) and reimburse Amplio for all actual reasonable out-of-pocket costs and expenses (including reasonable attorneys fees and expenses) incurred by Amplio in connection with the bankruptcy case and the negotiation, execution and delivery of the Asset Purchase Agreement up to an aggregate amount of $350,000 (the “Expense Reimbursement”). Upon the Bankruptcy Court approval of the bidding procedures and the entry of the related court orders, the Company plans to engage in a robust bidding process with any and all interested parties. The Asset Purchase Agreement requires the sale to close by September 14, 2009. Those interested in submitting bids should contact Andrew F. Viles, Managing Director, Head of US M&A CanaccordAdams, 99 High St., Boston, MA 02110, 617.371.3715 or the Company in writing at 9302 Pittsburgh Avenue, Suite 210, Rancho Cucamonga, CA 91730.

There can be no assurance that the Company can remain in possession of its assets and control of its business as a debtor-in-possession and that a trustee will not be appointed to operate the business of the Company. The Company’s current business relationships and arrangements, and the Company’s ability to negotiate future business arrangements may be adversely affected by the filing of the bankruptcy petition.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 16, 2009, Victor J. Fryling resigned as a director of the Company. The resignation of Mr. Fryling was not the result of any disagreement with the Company’s management.

Item 8.01 Other Events.

On July 16, 2009, the Company issued a press release announcing the entry into the Asset Purchase Agreement as well as the commencement of the bankruptcy case. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document
2.1	Asset Purchase Agreement, dated July 15, 2009, by and among Basin Water, Inc., Basin Water-MPT, Inc. and Amplio Filtration Holdings, Inc.

99.1	Press Release dated July 16, 2009.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipate” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity, or the bankruptcy process. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the Company’s ability to fund its working capital needs through the bankruptcy process, obtaining Bankruptcy Court approval of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby in a timely manner, the ability to complete the Chapter 11 process in a timely manner, the Company’s ability to continue to operate in the ordinary course and manage its relationships with its creditors, noteholders, vendors, employees and customers given the Company’s financial condition and the bankruptcy filing, the ability to limit the amount of time the Company’s management and officers devote to restructuring, in order to allow them to run the business and retain a number of the Company’s key managers and employees, the Company’s ability to manage its capital to meet future liquidity needs and continue operations, the effectiveness of any cost-saving measures by the Company, the Company’s limited operating history, significant operating losses associated with certain of the Company’s contracts, the Company’s ability to renegotiate loss contracts with its customers, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, and changes in the board of directors and management members. More detailed information about these risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K/A for the year ended December 31, 2008 and subsequent Quarterly Reports on Form 10-Q, as amended. There can be no assurance that the Company can remain in possession of its assets and control of its business as a debtor-in-possession and that a trustee will not be appointed to operate the business of the Company. The Company’s current business relationships and arrangements, and the Company’s ability to negotiate future business arrangements may be adversely affected by the filing of the bankruptcy petition. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company assumes no obligation to update these forward-looking statements to reflect any change in future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: July 16, 2009	BY:	/s/ W. Christopher Chisholm
W. Christopher Chisholm
Vice President and Chief Financial Officer